UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 30, 2017 (May 26, 2017)

Reynolds American Inc.

(Exact Name of Registrant as Specified in Charter)

North Carolina	1-32258	20-0546644
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

401 North Main Street Winston-Salem, North Carolina 27101 (Address of Principal Executive Offices) (ZIP Code)

Registrant’s telephone number, including area code: (336) 741 2000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

☐	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 16, 2017, Reynolds American Inc., referred to as RAI, British American Tobacco p.l.c., referred to as BAT, BATUS Holdings Inc., a wholly owned subsidiary of BAT, Flight Acquisition Corporation, a wholly owned subsidiary of BAT and referred to as Merger Sub, entered into an Agreement and Plan of Merger, pursuant to which, subject to the satisfaction or waiver of certain conditions, Merger Sub will merge with and into RAI, referred to as the merger, with RAI surviving as a wholly owned subsidiary of BAT.

Retention Agreements and Severance Modifications

On May 26, 2017, in connection with and contingent upon the completion of the merger, RAI entered into arrangements with each of Debra A. Crew, RAI’s President and Chief Executive Officer, and Joseph P. Fragnito, President and Chief Commercial Officer of R. J. Reynolds Tobacco Company, a wholly owned operating subsidiary of RAI. These arrangements consist of a retention agreement with each of Ms. Crew and Mr. Fragnito and certain modifications to the Reynolds American Inc. Executive Severance Plan, as amended and restated, referred to as the ESP, with respect to each of Ms. Crew and Mr. Fragnito, both of which are described below.

Retention Agreements

On May 26, 2017, in connection with and contingent upon the completion of the merger, RAI entered into a retention agreement, each referred to as a Retention Agreement and collectively the Retention Agreements, with each of Ms. Crew and Mr. Fragnito. The Retention Agreement with Ms. Crew provides for the payment of a cash retention bonus in the amount of $1,500,000 (subject to applicable withholding) to Ms. Crew if she remains an employee of RAI or any affiliate of or successor to RAI, collectively referred to as the Company, until December 31, 2019. The Retention Agreement with Mr. Fragnito provides for the payment of a cash retention bonus in the amount of $900,000 (subject to applicable withholding) to Mr. Fragnito if he remains an employee of the Company until December 31, 2020. In the event Ms. Crew’s or Mr. Fragnito’s employment with the Company is terminated for any reason prior to December 31, 2019 or December 31, 2020, respectively, the cash retention bonus will be forfeited. Similar retention agreements were entered into with certain of RAI’s other executive officers.

The foregoing description of the Retention Agreements does not purport to be a complete description of the terms of the Retention Agreements, and is qualified in all respects by reference to the complete text of the form Retention Agreement, a copy of which is being filed as Exhibit 10.1 hereto, and the form Retention Agreement is incorporated into this Item 5.02 by reference.

Severance Modifications

Additionally, on May 26, 2017, again in connection with and contingent upon the completion of the merger, RAI entered into an agreement with each of Ms. Crew and Mr. Fragnito, each referred to as a Severance Agreement and collectively the Severance Agreements, that modify, as to Ms. Crew and Mr. Fragnito, certain terms of the ESP. Similar severance agreements were entered into with certain of RAI’s other executive officers. In addition to certain non-material clarification and consistency changes, such modifications are as described below:

•	With respect to Ms. Crew, the Severance Agreement provides that any termination of Ms. Crew’s employment with the Company other than for Cause (as defined in the ESP) during the period beginning on the completion of the merger, referred to as the closing date, and ending on December 31, 2020, will be a “Qualifying Termination” as to Ms. Crew under the ESP.

•	With respect to Mr. Fragnito, the Severance Agreement provides that any termination of Mr. Fragnito’s employment with the Company other than for Cause during the period beginning on the closing date and ending on December 31, 2022, will be a “Qualifying Termination” as to Mr. Fragnito under the ESP.

•	Prior to the modifications described above, the ESP had provided that, in general, after a change in control such as the merger, a Qualifying Termination would occur within the 24-month period following the change in control only upon, as applicable, a termination of Ms. Crew or Mr. Fragnito’s employment by RAI or a Participating Company (as defined in the ESP) without Cause or by Ms. Crew or Mr. Fragnito for “Change in Control Good Reason” (as defined in the ESP).

•	The Severance Agreements provide that upon a Qualifying Termination, subject to the execution of a release of claims, the Company will pay Ms. Crew or Mr. Fragnito (or, in the event of Ms. Crew’s or Mr. Fragnito’s death, Ms. Crew’s or Mr. Fragnito’s estate), as applicable, the “Change in Control Severance Benefits” payable under the ESP, which in general provides for a cash payment equal to a multiple of base salary plus target annual bonus opportunity as of the date of termination (Ms. Crew has a three times multiple, and Mr. Fragnito has a two times multiple) and six months of subsidized coverage under RAI’s medical plan. As modified by the Severance Agreements, the amount calculated as a multiple of base salary and annual bonus will be calculated as if such Qualifying Termination occurred on the closing date.

•	The Severance Agreements provide that any such Qualifying Termination under the Severance Agreements would be considered a termination of employment entitling Ms. Crew or Mr. Fragnito, as applicable, to severance benefits for purposes of any annual bonus or equity arrangements of the Company that provide special benefits upon such a termination.

•	The Severance Agreements provide that if Ms. Crew remains employed by the Company after December 31, 2020, or Mr. Fragnito remains employed by the Company after December 31, 2022, Ms. Crew or Mr. Fragnito, as applicable, will have a right to be covered by any severance arrangement the Company determines is appropriate, as long as the terms of such arrangement are at least as favorable to them as the terms of the Company’s severance arrangements then in effect for similarly situated executives of the Company.

•	In connection with (and as a condition to) entering into the Severance Agreements, each of Ms. Crew and Mr. Fragnito executed a restrictive covenants agreement, covering non-competition, non-solicitation, non-disparagement and cooperation matters, that will apply for up to a three-year period following a termination of Ms. Crew’s or Mr. Fragnito’s employment, as applicable. As a result, payments under the Severance Agreements are subject to repayment under certain conditions as described in the Severance Agreements. The restrictive covenants agreement is attached as Exhibit A to the form of Severance Agreement. In addition, payments under the Severance Agreements are subject to applicable withholding.

The foregoing description of the Severance Agreements does not purport to be a complete description of the terms of the Severance Agreements, and is qualified in all respects by reference to the complete text of the form Severance Agreement, a copy of which is being filed as Exhibit 10.2 hereto, and the form Severance Agreement is incorporated into this Item 5.02 by reference.

Press Release

On May 30, 2017, RAI issued a press release announcing, among other things, that in the event of the completion of the merger, Andrew D. Gilchrist has indicated that he intends to resign shortly thereafter from his position as executive vice president and chief financial officer of RAI. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 8.01	Other Events

On May 30, 2017, RAI issued a press release. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1.

Forward-Looking and Cautionary Statements

Statements included in this report that are not historical in nature, including financial estimates and statements as to regulatory approvals and the expected timing, completion and effects of the proposed transaction, are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. When used in this report and in documents incorporated by reference, forward-looking statements include, without limitation, statements regarding the benefits of the proposed transaction, including future financial and operating results, financial forecasts or projections, the combined company’s plans, expectations, beliefs, intentions and future strategies, and other statements that are not historical facts, and other statements that are signified by the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “objective,” “outlook,” “plan,” “project,” “predict,” “possible,” “potential,” “could,” “should” and similar expressions. These statements regarding future events or the future performance or results of RAI and its subsidiaries or the combined company inherently are subject to a variety of risks, contingencies and other uncertainties that could cause actual results, performance or achievements to differ materially from those described in or implied by the forward-looking statements.

Among the risks, contingencies and uncertainties that could cause actual results to differ from those described in the forward-looking statements or could result in the failure of the proposed transaction to be consummated, or if consummated, could have an adverse effect on the results of operations, cash flows and financial position of RAI or the combined company, respectively, are the following: the failure to obtain necessary shareholder approvals for the proposed transaction; the failure to obtain other necessary approvals for the proposed transaction, or if obtained, the possibility of being subjected to conditions that could reduce the expected synergies and other benefits of the proposed transaction, result in a material delay in, or the abandonment of, the proposed transaction or otherwise have an adverse effect on RAI or the combined company; the failure to satisfy required closing conditions or complete the proposed transaction in a timely manner or at all; the effect of restrictions placed on RAI’s and its subsidiaries’ business activities and the limitations put on RAI’s ability to pursue alternatives to the proposed transaction pursuant to the merger agreement; risks related to disruption of management time from ongoing business operations due to the proposed transaction; the failure to realize projected synergies and other benefits from the proposed transaction; failure to promptly and effectively integrate RAI into BAT; the uncertainty of the value of the proposed transaction consideration that RAI shareholders will receive in the proposed transaction due to a fixed exchange ratio and a potential fluctuation in the market price of BAT common stock; the difference in rights provided to RAI shareholders under North Carolina law, the RAI articles of incorporation and the RAI bylaws, as compared to the rights RAI shareholders will obtain as BAT shareholders under the laws of England and Wales and BAT’s governing documents; the possibility of RAI’s directors and officers having interests in the proposed transaction that are different from, or in addition to, the interests of RAI shareholders generally; the effect of the announcement of the proposed transaction on the ability to retain and hire key personnel, maintain business relationships, and on operating results and businesses generally; the incurrence of significant pre- and post-transaction related costs in connection with the proposed transaction; evolving legal, regulatory and tax regimes; and the occurrence of any event giving rise to the right of a party to terminate the merger agreement. Discussions of additional risks, contingencies and uncertainties are contained in RAI’s filings with the U.S. Securities and Exchange Commission (the “SEC”). Due to these risks, contingencies and other uncertainties, you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this report. Except as provided by federal securities laws, RAI is not under any obligation to, and expressly disclaims any obligation, to update, alter or otherwise revise any forward-looking statements, whether written or oral, that may be made from time to time, whether as a result of new information, future events or otherwise.

Additional Information

This report may be deemed to be solicitation material in respect of the proposed transaction involving RAI and BAT. In connection with the proposed transaction, BAT has filed with the SEC a registration statement on Form F-4 that includes the proxy statement of RAI that also constitutes a prospectus of BAT. The registration statement has not yet become effective and the proxy statement included therein is in preliminary form. RAI plans to mail the definitive proxy statement/prospectus to its shareholders in connection with the proposed transaction. INVESTORS AND SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS AND OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY

CONTAIN IMPORTANT INFORMATION ABOUT BAT, RAI, THE PROPOSED TRANSACTION AND RELATED MATTERS. Investors and shareholders may obtain free copies of the proxy statement/prospectus and other documents filed with the SEC by RAI and BAT through the SEC’s website at http://www.sec.gov. In addition, investors and shareholders may obtain free copies of the proxy statement/prospectus and other documents filed with the SEC by RAI by contacting RAI Investor Relations at raiinvestorrelations@reynoldsamerican.com or by calling (336) 741-5165 or at RAI’s website at www.reynoldsamerican.com, and may obtain free copies of the proxy statement/prospectus and other documents filed with the SEC by BAT by contacting BAT Investor Relations at batir@bat.com or by calling +44 (0) 20 7845 1000 or at BAT’S website at www.bat.com.

RAI, BAT and their respective directors and executive officers and other persons may be deemed to be participants in the solicitation of proxies from RAI shareholders in respect of the proposed transaction that will be described in the proxy statement/prospectus. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of proxies from RAI shareholders in connection with the proposed transaction, including a description of their direct or indirect interests, by security holdings or otherwise, are set forth in the proxy statement/prospectus filed with the SEC. You may also obtain the documents that RAI files electronically from the SEC’s website at http://www.sec.gov. Information regarding RAI’s directors and executive officers is contained in RAI’s Annual Report on Form 10-K for the year ended December 31, 2016, which was filed with the SEC on February 9, 2017, and its Form 10-K/A, which was filed with the SEC on March 20, 2017. Information regarding BAT’s directors and executive officers is contained in BAT’s Annual Reports, which may be obtained free of charge from BAT’s website at www.bat.com.

This report is not intended to and does not constitute an offer to sell or the solicitation of an offer to subscribe for or buy or an invitation to purchase or subscribe for any securities in any jurisdiction pursuant to the acquisition, the merger or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
10.1	Form of Retention Agreement between Reynolds American Inc. and the executive officer named therein.

10.2	Form of Severance Agreement between Reynolds American Inc. and the executive officer named therein.

99.1	Press Release of Reynolds American Inc., dated May 30, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: May 30, 2017

REYNOLDS AMERICAN INC.

By:	/s/ McDara P. Folan, III
Name:	McDara P. Folan, III
Title:	Senior Vice President, Deputy General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1	Form of Retention Agreement between Reynolds American Inc. and the executive officer named therein.

10.2	Form of Severance Agreement between Reynolds American Inc. and the executive officer named therein.

99.1	Press Release of Reynolds American Inc., dated May 30, 2017.